Joint Filer Information

Name: Highbridge International LLC

Address:    c/o Harmonic Fund Services
    The Cayman Corporate Centre, 4th Floor
    27 Hospital Road
    George Town, Grand Cayman
    Cayman Islands, British West Indies

Designated Filer:  Highbridge Capital Management, LLC

Issuer:  Ambassadors International, Inc.

Date of Event Requiring Statement:  July 12, 2010

Signature:   HIGHBRIDGE INTERNATIONAL LLC

                     By:  Highbridge Capital Management, LLC
                             its Trading Manager

By:   /s/ John Oliva
        -------------------------------------------
Name: John Oliva
Title: Managing Director

 Joint Filer Information

Name: Glenn Dubin

Address:    c/o Highbridge Capital Management, LLC
    40 West 57th Street, 33rd Floor
    New York, New York 10019

Designated Filer:  Highbridge Capital Management, LLC

Issuer:  Ambassadors International, Inc.

Date of Event Requiring Statement:  July 12, 2010

Signature:
/s/ Glenn Dubin
                       --------------------------------------------
GLENN DUBIN